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                                                                   EXHIBIT 25(b)

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                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

              STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE
           ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)
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                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

                                  74-0800980
                     (I.R.S. Employer Identification No.)

            712 Main Street, Houston, Texas                 77002
           (Address of principal executive offices)       (Zip code)

                   Lee Booker, 712 Main Street, 26th Floor,
                     Houston, Texas  77002, (713) 216-2448
           (Name, address and telephone number of agent for service)

                          WEINGARTEN REALTY INVESTORS
              (Exact name of obligor as specified in its charter)

          Texas                                          74-1464203
      (State or other jurisdiction of                 (I.R.S. Employer
       incorporation or organization)                Identification No.)

   2600 Citadel Plaza Drive, Houston, Texas                 77008
   (Address of principal executive offices)               (Zip Code)

                         Subordinated Debt Securities
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ITEM 1.   GENERAL INFORMATION.
     Furnish the following information as to the trustee--

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency, Washington, D. C.

          Federal Deposit Insurance Corporation,
          Washington, D. C.

          The Board of Governors of the Federal Reserve System, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

                          No such affiliation exists.

                           See Note, Page 8 hereof.

ITEM 3.   VOTING SECURITIES OF THE TRUSTEE.

     Furnish the following information as to each class of voting securities of the trustee.

===============================================================================

                  Column A                        Column B
               Title of Class                Amount Outstanding
-------------------------------------------------------------------------------

===============================================================================

                 Not applicable by virtue of Form T-1 General
                    Instruction B and response to Item 13.

                                       2
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ITEM 4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

     If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (a)  Title of the security outstanding under each such other indenture.

                 Not applicable by virtue of Form T-1 General
                    Instruction B and response to Item 13.

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                 Not applicable by virtue of Form T-1 General
                    Instruction B and response to Item 13.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH OBLIGOR OR UNDERWRITERS.

     If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                 Not applicable by virtue of Form T-1 General
                    Instruction B and response to Item 13.

ITEM 6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
          OFFICIALS.

     Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

                 Not applicable by virtue of Form T-1 General
                    Instruction B and response to Item 13.

                                       3
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ITEM 7.   VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
          OFFICIALS.

     Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.


                 Not applicable by virtue of Form T-1 General
                    Instruction B and response to Item 13.

ITEM 8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

     Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

                 Not applicable by virtue of Form T-1 General
                    Instruction B and response to Item 13.

ITEM 9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

                 Not applicable by virtue of Form T-1 General
                    Instruction B and response to Item 13.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

     If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                 Not applicable by virtue of Form T-1 General
                    Instruction B and response to Item 13.

                                       4
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ITEM 11.  OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON
          OWNING 50% OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50% or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.


                 Not applicable by virtue of Form T-1 General
                    Instruction B and response to Item 13.

ITEM 12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     Except as noted in the instructions to the Form T-1, if the obligor is indebted to the trustee, furnish the following information: nature of indebtedness, amount outstanding and date due.

                 Not applicable by virtue of Form T-1 General
                    Instruction B and response to Item 13.

ITEM 13.  DEFAULTS BY THE OBLIGOR.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

             No such default exists or has existed.  (See Note on
                                   Page 8.)

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

             There has not been a default under any such indenture
                       or series.  (See Note on Page 8.)

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ITEM 14.  AFFILIATIONS WITH THE UNDERWRITERS.

     If any underwriter is an affiliate of the trustee, describe each such affiliation.

                 Not applicable by virtue of Form T-1 General
                    Instruction B and response to Item 13.

ITEM 15.  FOREIGN TRUSTEE.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                                Not applicable.

ITEM 16.  LIST OF EXHIBITS.

     List below all exhibits filed as part of this statement of eligibility.

          *      1.  A copy of the articles of association of the trustee as now in effect.

          **     2.  A copy of the certificate of authority of the trustee to commence business.

          ***    3.  A copy of the certificate of authorization of the
                      trustee to exercise corporate trust powers.

          .      4.  A copy of the existing bylaws of the trustee.

                 5. A copy of each indenture referred to in Item 4, if the obligor is in default. Not Applicable.

          ***    6.  The consent of the United States institutional trustees required by Section 321(b) of the Act.

          #      7.  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                 8. A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act. Not applicable.

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                 9.  Foreign trustees are required to file a consent to service of process on Form F-X. Not applicable.

 Effective January 20, 1998, the name of the Trustee was changed from Texas Commerce Bank National Association to Chase Bank of Texas, National Association. The exhibits incorporated herein by reference, including Exhibit 7, the Trustee's Consolidated Reports of Condition and Income for the fourth quarter of 1997, were filed under the former name of the Trustee.

 * Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission with respect to File No. 33-56195.

 ** Incorporated by reference to exhibit bearing the same designation previously filed with the Securities and Exchange Commission as an exhibit to the Form S-3 File No. 33-42814.

 *** Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as an exhibit to the Form S-11 File No. 33-25132.

 . Incorporated by reference to exhibit bearing the same designation filed with the Securities and Exchange Commission as an exhibit to File No. 33-65055.

 # Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as an exhibit to the Form S-4 File No. 333-47745.

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                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Chase Bank of Texas, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 5th day of May, 1998.

                                 CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
                                               (Trustee)



                                 By: /s/ DONNA EDMUNDSON
                                    --------------------------------------
                                         Donna Edmundson, Vice President
                                    --------------------------------------


                                     NOTE

     Inasmuch as this statement is filed prior to the final determination of all facts on which to base responsive answers to items 2 and 13, the answers to said items are based on incomplete information, but may be considered as correct unless additional information is furnished by amendment.

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